Exhibit 99
Investor Contact: Ken Cooper – 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom – 952-229-7435 or jthunstrom@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ANNOUNCES FOURTH QUARTER AND
FULL-YEAR 2005 FINANCIAL RESULTS
Company Reports Revenue Growth of 26.2% and Net Income Growth of 48.1% for the Quarter;
Full Year Revenue Grew 25.0% and Net Income Grew 42.6%
EDEN PRAIRIE, Minn. (February 16, 2006) – Life Time Fitness, Inc. (NYSE: LTM), a national operator of distinctive and large health and fitness centers, today reported its operating results for the fourth quarter and full year ended December 31, 2005.
     Fourth quarter 2005 revenue grew 26.2% to $103.6 million from $82.1 million during the same period last year. Revenue for the year totaled $390.1 million, up 25.0% from $312.0 million in 2004.
     Net income during the quarter grew 48.1% to $12.1 million, or $0.33 per diluted share on 36.7 million shares. This compares to net income of $8.1 million, or $0.23 per diluted share on 35.9 million shares, for 4Q 2004. For the year, net income grew 42.6% to $41.2 million, or $1.13 per diluted share on 36.3 million shares. This compares to net income of $28.9 million, or $0.87 per diluted share on 33.1 million shares, for 2004.
     “The Company’s fourth quarter and full year results are indicative of the continued focus and execution on our fundamental growth strategies,” said Bahram Akradi, Life Time Fitness chairman and chief executive officer. “In 2005, we opened a total of six new current model centers plus we acquired and opened one smaller facility. The fourth quarter included two openings, including the acquired Maple Grove, Minnesota center, our 17th facility in the Twin Cities area, and the San Antonio, Texas center, our tenth facility in Texas and the first in San Antonio. We closed 2005 with 46 open centers in eight states. Thus far in 2006, we have opened one smaller center in Minnetonka, Minnesota, and a new current model center in Columbia, Maryland, representing the ninth state in which we now have operations. We have acquired the land and commenced construction on the six additional new current model centers we plan to open this year. Total memberships grew 19.6% year-over-year, ending with more than 358,000, driven primarily by the ramp at centers opened in 2004 and 2005. We also are pleased with the year-over-year in-center revenue growth of 39.3% to $25.3 million during 4Q 2005, and 36.5% to $97.7 million for the full year, which was driven primarily by membership ramp, targeted marketing programs, and new products and services.”
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Life Time Fitness Fourth Quarter and Full-Year 2005 Results – Page 2
Three and Twelve Months Ended December 31, 2005, Financial Highlights:
Total revenue for the fourth quarter grew 26.2% to $103.6 million and for the full year total revenue grew 25.0% to $390.1 million, driven primarily by growth in membership dues and in-center revenue.

(Period-over-period growth)	4Q 2005 vs. 4Q 2004	2005 vs. 2004

• Membership dues	25.6%	25.9%
• Enrollment fees	1.7%	3.7%
• In-center revenue	39.3%	36.5%

• Same-center revenue	8.5%	7.7%
• Average revenue / membership	$297 — up 5.8%	$1,171 — up 4.6%
• Average in-center revenue / membership	$75 — up 15.8%	$300 — up 12.5%
Total operating expenses during 4Q 2005 totaled $81.5 million compared to $64.3 million for 4Q 2004 and full year operating expenses were $309.2 million, compared to $246.5 million in 2004, driven primarily by increased expenses to support new centers, membership growth and presale activities. Total operating margins were 21.3% for the 4Q 2005, down from 21.7% in the prior-year period. Full year operating margins were 20.7% in 2005 compared with 21.0% in 2004.

(Expense as a percent of total revenue)	4Q 2005 vs. 4Q 2004	2005 vs. 2004

• Center operations	55.3% vs. 52.0%	55.4% vs. 52.8%
• Advertising and marketing	3.3% vs. 3.5%	3.7% vs. 3.9%
• General and administrative	6.8% vs. 7.0%	7.0% vs. 6.9%
• Other operating	3.4% vs. 5.7%	3.3% vs. 5.9%
• Depreciation and amortization	10.0% vs. 10.0%	9.8% vs. 9.5%
Net income during 4Q 2005 grew 48.1% to $12.1 million from $8.1 million in 4Q 2004 and full year net income grew 42.6% to $41.2 million from $28.9 million in 2004, driven by continued top-line growth, efficient use of capital and a lower effective tax rate.
•	For the quarter, the effective income tax rate was 35.1%, compared to a 41.0% rate for the first nine months of 2005. The reduction in 4Q 2005 was driven by a business realignment that reduced state income taxes and deferred tax liabilities. For 2005, this resulted in an effective income tax rate of 39.4%, compared with 41.0% for 2004.

•	Net income margin for 4Q 2005 was 11.7%, up from 9.9% in 4Q 2004. The net income margin in 2005 was 10.6%, up from 9.3% in 2004.
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Life Time Fitness Fourth Quarter and Full-Year 2005 Results – Page 3
EBITDA for 4Q 2005 grew 24.1% to $32.6 million from $26.3 million in 4Q 2004. 2005 EBITDA grew 25.1% to $120.4 million from $96.3 million in 2004.
•	As a percentage of total revenue, EBITDA was 31.5% in 4Q 2005, compared to 32.1% in 4Q 2004.

•	EBITDA margin in 2005 was 30.9% compared to 30.8% in 2004.
Cash flows from operations for the full year grew 33.7% to $107.5 million from $80.4 million in 2004.
Weighted average fully diluted shares for 4Q 2005 totaled 36.7 million compared to 35.9 million shares in 4Q 2004. For the full year, weighted average fully diluted shares totaled 36.3 million.
2006 Business Outlook:
The following statements are based on the Company’s expectations for fiscal year 2006, subject to the risks and uncertainties described below.
•	2006 full year total revenue is expected to be $475-$485 million (approximately 22-24% growth) driven by new center growth, membership ramp at new and existing centers, and in-center revenue growth.

•	2006 full year net income (before share-based compensation expense) is expected to be $50.7-$51.3 million (approximately 23-25% growth) driven by our growth strategies. Including share-based compensation expense (FAS 123R), net income is expected to be $46.2-$46.8 million.

•	2006 diluted earnings per common share (before share-based compensation expense) is expected to be $1.37-$1.39 (approximately 21-23% growth) driven by net income growth. Including share-based compensation expense (FAS 123R), diluted earnings per common share is expected to be $1.25-$1.27.
     As announced on February 1, 2006, the Company will hold a conference call today at 10:00 a.m. Eastern time to discuss its fourth quarter and full-year 2005 results. Bahram Akradi, chairman and chief executive officer, and Michael Robinson, executive vice president and chief financial officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Website at www.lifetimefitness.com. A replay of the call will be available via the Company’s Website beginning at 1:00 p.m. Eastern time on February 16, 2006.
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Life Time Fitness Fourth Quarter and Full-Year 2005 Results – Page 4
About Life Time Fitness, Inc.
     Life Time Fitness, Inc. (NYSE: LTM) operates distinctive and large sports and athletic, professional fitness, family recreation and resort/spa centers. As of February 16, 2006, the Company operated 48 centers in nine states, including Arizona, Illinois, Indiana, Maryland, Michigan, Minnesota, Ohio, Texas and Virginia. The Company also provides consumers with personal training consultation, full-service spas and cafés, corporate wellness programs, health and nutrition education, the healthy lifestyle magazine — Experience Life, athletic events, and nutritional products and supplements. Life Time Fitness is headquartered in Eden Prairie, Minnesota (www.lifetimefitness.com). LIFE TIME FITNESS, the LIFE TIME FITNESS logo, and EXPERIENCE LIFE are registered trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.
# # #
Risk & Uncertainties
     Certain information contained in this press release, which does not relate to historical financial information, including the business outlook, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Among these factors are identifying and acquiring suitable sites for new centers, opening new centers, attracting and retaining members and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans.
     All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

LIFE TIME FITNESS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2005	2004

ASSETS:
Current assets:
Cash and cash equivalents	$4,680	$10,211
Accounts receivable, net	4,267	1,187
Inventories	5,669	4,971
Prepaid expenses and other current assets	7,187	7,275
Deferred membership origination costs	10,082	8,271
Deferred tax asset	—	1,597
Income tax receivable	3,510	4,579

Total current assets	35,395	38,091
Property and equipment, net	661,371	503,690
Restricted cash	3,915	12,092
Deferred membership origination costs	8,410	7,061
Other assets	14,369	11,153

Total assets	$723,460	$572,087

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Current maturities of long-term debt	$14,447	$47,477
Accounts payable	9,964	5,762
Construction accounts payable	25,811	17,633
Accrued expenses	27,862	19,152
Deferred revenue	23,434	20,019

Total current liabilities	101,518	110,043
Long-term debt, net of current portion	258,835	161,767
Deferred rent liability	5,492	3,678
Deferred income taxes	35,419	33,701
Deferred revenue	14,352	12,264

Total liabilities	415,616	321,453

Shareholders’ equity:
Common stock	712	676
Additional paid-in capital	228,132	209,931
Deferred compensation	(2,306)	(66)
Retained earnings	81,306	40,093

Total shareholders’ equity	307,844	250,634

Total liabilities and shareholders’ equity	$723,460	$572,087

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per common share data)
(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
REVENUE:
Membership dues	$70,610	$56,232	$262,989	$208,893
Enrollment fees	4,926	4,843	20,341	19,608
In-center revenue	25,327	18,179	97,710	71,583

Total center revenue	100,863	79,254	381,040	300,084
Other revenue	2,706	2,835	9,076	11,949

Total revenue	103,569	82,089	390,116	312,033
OPERATING EXPENSES:
Center operations	57,285	42,716	216,314	164,764
Advertising and marketing	3,374	2,904	14,446	12,196
General and administrative	7,018	5,745	27,375	21,596
Other operating	3,515	4,669	12,693	18,256
Depreciation and amortization	10,327	8,248	38,346	29,655

Total operating expenses	81,519	64,282	309,174	246,467

Income from operations	22,050	17,807	80,942	65,566
OTHER INCOME (EXPENSE):
Interest expense, net	(3,729)	(4,227)	(14,076)	(17,573)
Equity in earnings of affiliate	269	257	1,105	1,034

Total other income (expense)	(3,460)	(3,970)	(12,971)	(16,539)

INCOME BEFORE INCOME TAXES	18,590	13,837	67,971	49,027
Provision for income taxes	6,522	5,691	26,758	20,119

NET INCOME	12,068	8,146	41,213	28,908
Accretion on redeemable preferred stock	—	—	—	3,570

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$12,068	$8,146	$41,213	$25,338

BASIC EARNINGS PER COMMON SHARE	$0.34	$0.24	$1.19	$1.02

DILUTED EARNINGS PER COMMON SHARE	$0.33	$0.23	$1.13	$0.87

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	35,327	33,771	34,592	24,727

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	36,712	35,909	36,339	33,125

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the
	Year Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$41,213	$28,908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,346	29,655
Deferred income taxes	3,315	14,276
Loss on disposal of property, net	539	543
Amortization of deferred financing costs	1,025	1,035
Compensation cost related to stock options	644	353
Tax benefit from exercise of stock options	9,172	869
Changes in operating assets and liabilities	13,285	4,792

Net cash provided by operating activities	107,539	80,431

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment (excluding non-cash purchases supplementally noted below)	(190,528)	(156,674)
Increase in construction accounts payable	586	11,112
Proceeds from sale of property	4,411	2,139
Increase in other assets	(3,083)	(1,537)
Decrease (increase) in restricted cash	8,177	(1,120)

Net cash used in investing activities	(180,437)	(146,080)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	368,481	44,853
Repayments on long-term borrowings	(306,122)	(68,986)
Increase in deferred financing costs	(1,175)	—
Proceeds from initial public offering, net of underwriting discounts and offering costs	—	80,398
Proceeds from exercise of stock options	6,183	1,061
Tax benefit from expenses incurred upon initial public offering	—	88

Net cash provided by financing activities	67,367	57,414

DECREASE IN CASH AND CASH EQUIVALENTS	(5,531)	(8,235)
CASH AND CASH EQUIVALENTS — Beginning of period	10,211	18,446

CASH AND CASH EQUIVALENTS — End of period	$4,680	$10,211

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest, net of capitalized interest	$16,187	$17,789

Cash payments for income taxes	$13,227	$8,986

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment purchases financed through capital leases	$96	$145

Conversion of redeemable preferred stock to common stock upon IPO	$—	$109,735

Non-GAAP Financial Measures
     This release contains two non-GAAP disclosures. The first is EBITDA, which consists of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP. The second is guidance concerning diluted earnings per share, excluding the impact of share-based compensation expense. Additional details related to these non-GAAP disclosures are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
     The following tables provide reconciliations of these non-GAAP measures to the most directly comparable GAAP measures:
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
INCOME TAXES AND DEPRECIATION AND AMORTIZATION
(In thousands)
(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net Income	$12,068	$8,146	$41,213	$28,908
Interest expense, net	3,729	4,227	14,076	17,573
Provision for income taxes	6,522	5,691	26,758	20,119
Depreciation and amortization	10,327	8,248	38,346	29,655

EBITDA	$32,646	$26,312	$120,393	$96,255

RECONCILIATION OF THE IMPACT OF SHARE-BASED COMPENSATION EXPENSE
ON 2006 EARNINGS GUIDANCE
(In thousands except per common share data)
(Unaudited)

	GUIDANCE
	Fiscal 2006 - Estimated Range
	Low	High
Net Income
Estimated net income for fiscal 2006	$46,200	$46,800
Estimated impact of share-based compensation expense in fiscal 2006 for time-vesting options and shares	3,400	3,400
Estimated impact of share-based compensation expense in fiscal 2006 for market condition vesting of initial public offering options[1]	1,100	1,100

Estimated net income for fiscal 2006, excluding the impact of estimated share-based compensation expense	$50,700	$51,300

Diluted Earnings Per Common Share
Estimated diluted earnings per common share for fiscal 2006	$1.25	$1.27
Estimated impact of share-based compensation expense in fiscal 2006 for time-vesting options and shares	0.09	0.09
Estimated impact of share-based compensation expense in fiscal 2006 for market condition vesting of initial public offering options[1]	0.03	0.03

Estimated diluted earnings per common share for fiscal 2006, excluding the impact of estimated share-based compensation expense	$1.37	$1.39

[1]	In connection with the Company’s initial public offering, the Company granted options to certain members of senior management, which have a market condition vesting component. Approximately 40% of these options remain unvested. Approximately half of these unvested options will vest when the Company’s stock price remains above $40 per share for sixty consecutive days. The balance of these unvested options will vest when the Company’s stock price remains above $45 per share for sixty consecutive days. If the market condition vesting criteria are achieved in fiscal 2006, the share-based compensation expense identified above will be recognized in fiscal 2006.